UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 16, 2006

Financial Security Assurance Holdings Ltd.

(Exact name of registrant as specified in its charter)

New York	1-12644	13-3261323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 West 52nd Street, New York, NY		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (212) 826-0100

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 420.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

(a)                                  On February 16, 2006, the Board of Directors and shareholders of Financial Security Assurance Holdings Ltd. (the “Company”) amended the 2004 Equity Participation Plan (the “Plan”) of the Company primarily to conform to the requirements of the American Jobs Creation Act applicable to deferred compensation arrangements provided under Section 409A of the Internal Revenue Code and the regulations thereunder. A copy of the Plan is furnished herewith as Exhibit 10.1. The form of the agreement evidencing the award of performance shares under the Plan is furnished herewith as Exhibit 10.2 and the form of the agreement evidencing the award of Dexia S.A. restricted stock under the Plan is furnished herewith as Exhibit 10.3.

On February 16, 2006, the Board of Directors of the Company approved the Financial Security Assurance Inc. Overseas Pension Plan (the “OPP”). The OPP, which was designed to address United Kingdom tax law changes effective April 2006, will replace the Company’s existing International Pension Plan in respect of future plan contributions. A copy of the OPP is furnished herewith as Exhibit 10.4.

Also on February 16, 2006, the Human Resources Committee (the “Committee”) of the Board of Directors of the Company approved the following ordinary course annual executive officer compensation:

The 2006 salaries of the executive officers of the Company are:

Robert P. Cochran	$500,000
Séan W. McCarthy	330,000
Bruce E. Stern	260,000
Russell B. Brewer II	260,000
Joseph W. Simon	260,000

The 2005 bonuses of the executive officers of the Company are:

Robert P. Cochran	$3,300,000
Séan W. McCarthy	3,000,000
Bruce E. Stern	900,000
Russell B. Brewer II	900,000
Joseph W. Simon	800,000

In addition, the Committee made annual awards of performance share units (“PSU”) pursuant to the Plan. Performance share units awarded pursuant to the Plan are comprised of (a) performance shares (“PS”), which are valued based upon the Company’s return on equity during two three-year performance cycles, and (b) restricted stock of Dexia S.A. (“Dexia shares”), of which the Company is an indirect subsidiary. The awards were as follows:

Robert P. Cochran	34,000 PSU	Comprised of :	30,600 PS and 19,591 Dexia shares
Séan W. McCarthy	25,000 PSU	Comprised of :	22,500 PS and 14,405 Dexia shares
Bruce E. Stern	9,000 PSU	Comprised of :	8,100 PS and 5,186 Dexia shares
Russell B. Brewer II	9,000 PSU	Comprised of :	8,100 PS and 5,186 Dexia shares
Joseph W. Simon	9,000 PSU	Comprised of :	8,100 PS and 5,186 Dexia shares

The performance share units are allocated as follows:

•                  33-1/3% of the performance shares are allocated to the three-year performance cycle beginning January 1, 2006 and ending December 31, 2008, with a 2.5-year vesting period and three-year restricted period for 33-1/3% of the awarded shares of Dexia restricted stock; and

•                  66-2/3% of the performance shares are allocated to the three-year performance cycle beginning January 1, 2007 and ending December 31, 2009, with a 3.5-year vesting period and four-year restricted period for 66-2/3% of the awarded shares of Dexia restricted stock.

The Committee determined that the Dexia restricted stock would be valued at the average actual purchase price paid by the Company for such shares when purchased on the open market (for purposes of funding 2006 Dexia restricted stock awards for all employees), which equaled approximately $24.00 per share.

The salary, bonus and performance share units awarded to Messrs. Cochran and McCarthy were in accordance with their employment agreements with the Company.

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)                                 On February 16, 2006, the Board of Directors of the Company elected Axel Miller to the Board of Directors of the Company. Mr. Miller has been appointed a member of the Human Resources Committee of the Board of Directors.

The press release announcing the election of Mr. Miller to the Company’s Board of Directors is attached hereto as Exhibit 99.1.

Item 9.01.                                          Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit Number	Description
10.1	Financial Security Assurance Holdings Ltd. 2004 Equity Participation Plan, as amended on February 16, 2006.
10.2	Form of Agreement Evidencing the Award of Performance Shares pursuant to the 2004 Equity Participation Plan, as amended on February 16, 2006.
10.3	Form of Agreement Evidencing the Award of Dexia Restricted Stock pursuant to the 2004 Equity Participation Plan, as amended on February 16, 2006.
10.4	Financial Security Assurance Inc. Overseas Pension Plan.
99.1	Financial Security Assurance Holdings Ltd. press release dated February 16, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.

Date: February 17, 2006	By:	/s/ Bruce E. Stern
		Name:	Bruce E. Stern
		Title:	General Counsel and Managing Director

EXHIBIT INDEX

Exhibit Number	Description
10.1	Financial Security Assurance Holdings Ltd. 2004 Equity Participation Plan, as amended on February 16, 2006.
10.2	Form of Agreement Evidencing the Award of Performance Shares pursuant to the 2004 Equity Participation Plan, as amended on February 16, 2006.
10.3	Form of Agreement Evidencing the Award of Dexia Restricted Stock pursuant to the 2004 Equity Participation Plan, as amended on February 16, 2006.
10.4	Financial Security Assurance Inc. Overseas Pension Plan.
99.1	Financial Security Assurance Holdings Ltd. press release dated February 16, 2006.